Exhibit 99.1

FEATHERLITE INC	FOR:
Featherlite, Inc.
P O Box 320
Cresco, Iowa 52136
Contact: John K. Hall,
FOR IMMEDIATE RELEASE	Director of Corporate Communications,
563-547-6000

FEATHERLITE, INC. ANNOUNCES MERGER AGREEMENT WITH

UNIVERSAL TRAILER HOLDINGS CORP.

Featherlite shareholders to receive $6.50 per share; total transaction valued at approximately $108.6 million

CRESCO, Iowa, July 27, 2006 - Featherlite, Inc. (Nasdaq: FTHR), a leading manufacturer and marketer of specialty aluminum trailers, transporters and luxury motorcoaches, announced today that it has signed a definitive agreement to merge with a subsidiary of Universal Trailer Holdings Corp. of Cincinnati, Ohio, a corporation with majority ownership by Dubin Clark & Company, a private equity investment firm.
Under the terms of the agreement, a subsidiary of Universal Trailer will merge with and into Featherlite, Featherlite will become a wholly-owned subsidiary of Universal Trailer, and Featherlite shareholders will receive $6.50 in cash for each outstanding share of Featherlite common stock. This price represents a 52.9% premium over the closing price of Featherlite stock on July 26, 2006. The aggregate consideration to be paid to Featherlite shareholders and option and warrant holders is approximately $79.5 million, and Universal Trailer will assume approximately $29.1 million in debt obligations.
A special committee of Featherlite’s outside directors has approved the merger. The merger is expected to be completed by October 31, 2006 and is subject to various conditions, including shareholder approval, the expiration of the applicable waiting period under the Hart-Scott-Rodino Act, the closing of debt financing arrangements, the effectiveness of the agreement between Universal Trailer and Featherlite Coaches, Inc. referred to below, and other customary closing conditions. A special meeting of Featherlite shareholders will be announced following preparation and filing of proxy materials with the Securities and Exchange Commission.
In addition, Featherlite Coaches, Inc., a newly-formed company controlled by Conrad Clement, Featherlite’s Chairman, President and CEO, Tracy Clement, Featherlite’s Executive Vice President, and Bulk Resources, Inc., has entered into a definitive agreement with Universal Trailer to purchase the assets and assume substantially all of the liabilities of Featherlite’s motorcoach division immediately following the closing of the merger with Featherlite. Featherlite is not a party to this agreement and does not own any equity of Featherlite Coaches. The closing of the merger between Featherlite and Universal Trailer is subject to the agreement between Featherlite Coaches and Universal Trailer remaining in full force and effect.
“We are very pleased to announce that Featherlite will be teaming with Universal Trailer to form the nation’s premiere trailer company,” Featherlite President and CEO Conrad Clement said. “We have been exploring alternatives to enhance shareholder value and build the strategic strength of the Company since January of this year. We believe this merger offers an excellent value for our shareholders and great new opportunities for Featherlite employees and dealers.
“The Featherlite brand stands for the highest quality and innovation in aluminum specialty trailers. We are honored to have played a role since 1988 in building a loyal customer base and the most extensive dealer network in the industry. Now the Company is ready to begin a new era as part of the Universal Trailer team. The joining of these two firms anticipates a bold future of product innovation and ever-expanding services to its customers,” Clement commented.
Tom Frey, CEO of Universal Trailer, stated, “Universal Trailer has become the largest specialty trailer company through building a family of brands offering great value across a broad range of price points. We’re excited about the addition of the excellent Featherlite brand to that family.”
Universal Trailer expects to retain the Featherlite trailer manufacturing locations and dealer network.
Houlihan Lokey Howard & Zukin acted as financial advisor, and Fredrikson & Byron, P.A. served as legal advisor, to Featherlite. Faegre & Benson served as legal advisor to the special committee of outside directors. Rothschild, Inc. acted as financial advisor and Bingham McCutchen LLP as legal advisor for Universal Trailer.

NEWS CONFERENCE
Featherlite has scheduled a news conference for 11 a.m. Central Daylight Time on Thursday, July 27, 2006 at the Featherlite corporate headquarters at the junction of Highways 63 & 9, Cresco, Iowa. Media are asked to call Nicole Ausdemore at 800-870-1231 ext. 1109 if attending. A mult-box/press box will be available to media.

NEWS CONFERENCE SIMULCAST
Investors, as well as Featherlite and Universal Trailer dealers and customers, can hear the news conference live. Interested parties in U.S. and Canada can dial toll free 866-409-4300. Those in other countries can dial toll free 404-260-5388. Your conference participant code is 56784596#.
The conference audio will be archived and can be heard on the web starting on July 28, 2006 at www.fthr.com. Click on “Investor Relations.”

About Featherlite
With more than 75 percent of its business in the leisure, recreation and entertainment categories, Featherlite®, Inc. has highly diversified product lines offering hundreds of standard model and custom-designed aluminum specialty trailers, specialized transporters, mobile marketing trailers and luxury motorcoaches. For more information about the Company, please visit www.fthr.com.

About Universal Trailer Holdings Corp.
Universal Trailer Holdings Corp. and its subsidiaries offer customers a diversified family of trailer brands that include Haulmark, Exiss, Sooner and Miley. For more information about Universal Trailer, please visit www.universaltrailer.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as “believe,” “expect,”  “anticipate,”  “plan,” “potential,”  “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The forward-looking statements contained in this press release include statements about future financial and operating results and the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein.  For example, if Featherlite does not receive required shareholder or governmental approvals or fails to satisfy other conditions to closing, the transaction will not be consummated.  In any forward-looking statement in which Featherlite or Universal Trailer expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the Featherlite and Universal Trailer businesses will not be integrated successfully; costs related to the proposed merger; failure of the Featherlite shareholders to approve the proposed merger; and other economic, business, competitive and/or regulatory factors affecting Featherlite’s and Universal Trailer’s businesses generally, including those set forth in Featherlite’s filings with the Securities and Exchange Commission, or SEC, including its Annual Report on Form 10-K for the most recent fiscal year, its most recent Quarterly Report on Form 10-Q, and its Current Reports on Form 8-K. All forward-looking statements included in this press release are based on information available to Featherlite on the date hereof.  Featherlite undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to update reasons why actual results could differ from those anticipated in such forward-looking statements.

This press release does not constitute a solicitation by Featherlite or its board of directors, special committee or executive officers or any approval or action of its shareholders. Featherlite intends to file a proxy statement and other relevant documents concerning the proposed transaction with the SEC. Shareholders are urged to read the proxy statement, and any other relevant documents filed with the SEC, carefully when they become available because they will contain important information about the companies and the proposed transaction. Featherlite's officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Featherlite with respect to the transactions contemplated by the merger agreement. You will be able to obtain free copies of these documents at the website maintained by the SEC at www.sec.gov, and at Featherlite’s website, www.fthr.com.